UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – FEBRUARY 24, 2009

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ 07902-0080
(Address of principal executive offices)

(908) 273-4442
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.    Regulation FD Disclosure.

Regulation FD Disclosure

4C Controls Inc. (the “Company”) held a press conference on February 24, 2009, at the Ninth Annual International Defense Exhibition and Conference in Abu Dhabi, United Arab Emirates.  At the conference the Company formally announced plans to establish the 4C Gulf Earth Observation Center (“4C GEOC”) in Abu Dhabi in a strategic alliance with Hydra Trading and other UAE investors.  The Company also announced commencement of its 4C GulfSatellites Program.  The presentation was made by Professor Riccardo Maggiora, the Chief Technology Officer of the Company.  Comments were made by Jean-Robert Martin, the Chairman of the Company, and Anastasios Angeloglou, the Company’s Chief Executive Officer.  Also speaking at the Company’s press conference were Dr. Mohamad Zahran, Director General of Hydra Trading L.L.C., a strategic alliance partner of the Company, Marcello Maranesi, the CEO of e-GEOS S.p.A., a strategic alliance partner of the Company, Massimo Di Lazzaro, Senior Vice President & General Manager of Thales Alenia Space which is the prospective prime contractor for the Company’s satellite program, and Major General Khalid Abdulla Mabarak Al Buainain who is a Vice President of the Company.

The 4C GEOC

The 4C GEOC expects to open a new era of innovative programming in high resolution earth observation satellite data acquisition, processing, analysis and distribution in the Middle-East and North Africa.  The 4C GEOC expects to create a new generation of skilled space engineers and technicians specialized in one of the world’s most advanced satellite technologies. The 4C GEOC plans to locate its facility in Abu Dhabi and estimates that it will cover a surface area of approximately 10,000 square meters.  The facility expects to host an earth observation satellite data Direct Receiving Station (DRS) and offer university level courses in space engineering held in cooperation with Politecnico Di Torino, one of Europe’s most distinguished science and technology institutes.

•
The DRS plans to receive and distribute in real-time the COSMO-SkyMed satellite SAR data acquired in its visibility range.  COSMO-SkyMed is an innovative satellite system which was conceived as a dual-use program intended to meet defense objectives, civil protection, environmental protection, emergency management, surveillance and homeland security.  The COSMO-SkyMed system involves a constellation of four satellites equipped with RADAR sensors designed to operate under any weather conditions in any type of visibility and with very short revisiting time.  Three of the COSMO-SkyMed satellites are in orbit and the fourth is expected to be launched in 2010.  The 4C GEOC will have access to all COSMO-SkyMed images through the Strategic Alliance COSMO SkyMed Distribution Agreement that 4C SatImage has signed with e-GEOS S.p.A. and which grants exclusive satellite image distribution rights to 4C SatImage to certain countries in the Middle East and North Africa, including the UAE.

•
The DRS also plans to receive high resolution optical satellite data from selected satellite constellations in cooperation with other leading global operators.  Integrating radar and high-resolution optical data is expected to extend the range of innovative applications for unprecedented cutting-edge operational monitoring services.

•
The 4C GEOC designs include a facility for training regional customers on the latest high resolution earth observation applications, with a special focus on SAR.  The plans for the facilities include classrooms, laboratories for hands-on experience in software (especially image processing), telecommunications and electronics with educational programs offered under the auspices of the Politecnico Di Torino.

•	The 4C GEOC also plans to include a conference center for hosting special events and annual conventions related to Earth Observation technologies.

The 4C High Resolution Satellite Program "GulfSatellites"

4C Controls Inc. also announced its plans to offer an innovative solution to improve the Earth observation applications with its "GulfSatellites" program.  GulfSatellites is an Earth Observation System (EOS) expected to consist of four high resolution SAR satellites ("GulfSAR 1, 2, 3 & 4") which will be devoted to security applications, maritime management, risk management, environmental protection, geology, cartography and planning.  The Area of Interest (AOI) has been defined as the region with latitude ranging from 43° S to 43° N. The program is expected to include two high resolution optical satellites as well as the four SAR satellites.

The following technologies are being designed into the GulfSatellites program:

•	a high revisit time, even with only one satellite;
•	the capability to acquire high resolution images of the target;
•	night/day and all weather imaging capability;
•	very short interval between the user request and the release of the imaging product;
•	a fast downlink and successive processing capability;
•	the possibility to take a large number of images per day;
•	the payload capability to acquire images at a minimum distance from one another, so as to minimize the programming conflicts; and
•	the possibility to cover wide areas, to maximize the opportunity to sense distributed targets.

The satellites are expected to be equipped with a multi mode high resolution Synthetic Aperture Radar (SAR) payload and positioned in an inclined Low Earth Orbit, optimizing the revisit time over the area of interest at the expense of global accessibility, which is not requested to such a system.  A network of ground stations is planned to collect the imagery data from the satellites and provide the proper Telemetry, Tracking and Control (TT&C).

The SAR payload, operating in the X-band, is designed for pointing to the right or left of the satellites ground path to grant access to a region of 600 Km on each side.  State of the art technology is expected to provide exceptionally high resolution, large swath and excellent quality in all the imaging SAR measurement modes.  The characteristics of SAR measurement modes are expected to include the following:

•	SPOTLIGHT with spot extension of 10x10 km2 and spatial resolution equal to 1x1 m2;
•	STRIPMAP with swath extension of 40x40 km2 and spatial resolution of 3x3 m2;
•	SCANSAR with swath extension of 100x100 km2 and a spatial resolution of 20x20 m2.

The first 2 satellites to form the GulfSatellites constellation, GulfSAR-1 and GulfSAR-2, are expected to be fabricated by the end of 2011 and positioned into their orbit by the first half of 2012.

4C Controls also notes that it is in advanced stages of discussions regarding the shareholding structure of GulfSatellites with global industrial aerospace enterprises and major regional UAE based investors in regard to equity and strategic joint venture participation in the GulfSatellites program.

Press Release

In conjunction with the Press Conference, the Company issued a press release attached hereto as an Exhibit.

Forward-Looking Statements

This press briefing contains 'forward-looking statements' as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties.  4C Controls cannot provide assurances that any prospective matters described in the press briefing will be successfully completed or that 4C Controls will realize the projected benefits of any plans.  Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Current Reports on Form 8-K and other filings made by 4C Controls with the U.S. Securities & Exchange Commission.  4C Controls undertakes no obligation to update information contained in this press briefing.

Item9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated February 24, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Anastasios Angeloglou
Name: Anastasios Angeloglou
Title: Chief Executive Officer

Date: February 24, 2009